United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 8, 2009
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of incorporation)	Number)	Identification No.)
701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices)
Registrant’s telephone number, including area code: (650) 635-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Form 8-K/A amends the Current Report of OXiGENE, Inc. (the “Company”) on Form 8-K filed with the Securities and Exchange Commission on October 9, 2009 (the “Original Form 8-K”) solely to describe the terms of the separation agreement between the Company and John A. Kollins executed after the filing of the Original Form 8-K.
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     The disclosure set forth below under Item 5.02 is incorporated herein by reference.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(a), (d), (e) and (f) Not applicable.
(b) The disclosure provided under Item 5.02(c) below is incorporated herein by reference.
(c) As previously disclosed, effective as of October 7, 2009, John A. Kollins has resigned from his positions as the Company’s Chief Executive Officer and member of the Board of Directors. The Company entered into a separation agreement with Mr. Kollins on October 28, 2009, a copy of which is attached hereto as Exhibit 99.1. The effective date of the separation agreement is November 5, 2009. In accordance with Mr. Kollins’ separation agreement with the Company, Mr. Kollins will (i) receive a severance payment of $350,000, payable over one year in 26 equal installments, (ii) be reimbursed for premiums paid to continue group health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, through the earlier of November 4, 2011, or the date on which Mr. Kollins becomes eligible for medical and dental coverage with another employer, and (iii) receive a one-time payment of $20,000 to cover legal fees and/or office expenses. The separation agreement also provides for, among other things, specified ongoing obligations on Mr. Kollins’ part relating to maintenance of Company confidential information.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:

Exhibit Number	Description
99.1	Separation Agreement between the Company and Mr. Kollins dated as of October 28, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2009	OXiGENE, Inc.
/s/ James B. Murphy
By: James B. Murphy
Vice President and Chief Financial Officer

EXHIBITS

Exhibit Number	Description
99.1	Separation Agreement between the Company and Mr. Kollins dated as of October 28, 2009.